REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is entered into as of October 2, 2009, between Clean Power Technologies, Inc., a Nevada corporation (the “Company”) and The Quercus Trust (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated on or about the date hereof, by and between the Company and The Quercus Trust (the “Purchase Agreement”),  the Purchaser has agreed to acquire from the Company, (i) 2,500,000 shares of the Company’s Common Stock, par value $0.001 (the “Shares”) and (ii) Warrants (the “Warrants”) to purchase shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) for an aggregate purchase price of $500,000, subject to the terms and conditions set forth therein; and

WHEREAS, the Warrants will be exercisable for shares of Common Stock (the “Warrant Shares”) pursuant to the terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement, the Warrants and this Agreement, the Company and the Purchaser agree as follows:

1. Certain Definitions.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement or the Note.  As used in this Agreement, the following terms shall have the following respective meanings:

“Closing” and “Closing Date” shall have the meanings ascribed to such terms in the Purchase Agreement.

“Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Purchaser” and “Purchasers” shall refer to the Purchaser and any permitted transferee or transferees of Registrable Securities (as defined below), the Shares and/or Warrant which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and/or the Purchase Agreement.

“Permitted Free Writing Prospectus” means a free writing prospectus authorized for use by the Company in connection with any offering of Registrable Securities that has been filed with the SEC in accordance with Rule 433 under the Act.

“Register,” “Registered” and “Registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean:  (i) the Shares or other securities issued or issuable to the Purchaser or its permitted transferee or designee (a) upon exercise of the Warrants, or (b) upon any distribution with respect to, any exchange for or any replacement of, a Shares or Warrant, or (c) upon any exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable in respect of the foregoing upon any stock split, stock dividend, recapitalization or similar event; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses; provided that all such shares shall cease to be Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold without volume limitation pursuant to Rule 144.

“Registration Expenses” shall mean all expenses to be incurred in connection with the Purchaser’s registration rights under this Agreement not included in Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the Purchaser, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

“Registration Statement” shall have the meaning set forth in Section 2(a) herein.

“Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

“Securities Act” or “Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities or Demand Registration Securities, as the case may be.

“Time of Sale Information” means any preliminary prospectus together with each Permitted Free Writing Prospectus, if any, used in connection with any offering of Registrable Securities.

2. Registration Requirements.  The Company shall use its best efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Purchaser.  Such best efforts by the Company shall include, without limitation, the following:

(a) As soon as practicable, but in no event later than six months from the Closing Date (the “Required Filing Date”) (provided, however, that in the event that the Company is informed by the Commission that the Registration Statement is deemed to be part of a serial registration covering the Company’s securities, the Purchaser agrees to extend the Required Filing Date to such period so that the Company may comply with the Commission) the Company shall:

(i) prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act (“Rule 415”) on Form S-1 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act covering resales by the Purchaser as selling stockholders (not underwriters) of the Registrable Securities (a “Registration Statement”), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such number of additional shares of Common Stock as may become issuable upon the exercise of the Warrants or pursuant to the applicable anti-dilution provisions or other adjustment provisions of the Warrants.  The number of shares of Common Stock initially included in such Registration Statement shall be no less than 120% of the maximum number of shares of Common Stock which may be included in a Registration Statement without exceeding registration limitations imposed by the SEC pursuant to Rule 415 (the “Rule 415 Amount”) in a comment letter addressed to the Company; provided that the Company shall use its commercially reasonable efforts to contest such limitation, but in any event not less than approximately 5,000,000 shares of Common Stock.

Thereafter, the Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective, as soon as possible (the “Required Effective Date”).  The Company shall use its best efforts to ensure that each subsequent Registration Statement is filed as soon as possible, but in no event sooner than six (6) months from the effectiveness of a previously filed Registration Statement. In the event that less than all of the Registrable Securities are included in a Registration Statement as a result of the limitations described in this paragraph, then the Company will (i) reduce on a proportionate basis the number of Registrable Securities of the Purchaser included in such Registration Statement and (ii) file additional Registration Statements, each registering the Rule 415 Amount, seriatim, until all of the Registrable Securities have been registered. The Required Filing Date and the Required Effective Date of each such additional Registration Statement shall be within a reasonable time after the first day such Registration Statement may be filed without objection by the SEC based on Rule 415.  Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date.

(ii) If at any time the staff of the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Investor to be named as an “underwriter” (an “SEC Objection”), the Company shall promptly notify the Purchaser of such SEC Objection and if the Investor shall request, the Company shall use its commercially reasonable efforts to persuade the staff of the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Investor is not an “underwriter” (a “Rule 415 Response Effort”).  The Investor shall have the right to participate or have its counsel participate in any meetings or discussions with the staff of the Commission regarding the Rule 415 Response Effort and to comment or have its counsel comment on any written submission made to the staff of the Commission with respect to the Rule 415 Response Effort, and to have such comments relayed to the staff of the Commission with the consent of the Company, not to be unreasonably withheld.  No such Rule 415 Response Effort shall be made to the staff of the Commission to which the Investor’s counsel reasonably objects.  In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(a)(ii), the staff of the Commission refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the staff of the Commission may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor (collectively, the “SEC Restrictions”).  To eliminate any ambiguity, delay caused by a refusal by an Investor to be named as an underwriter shall be deemed to be part of a Rule 415 Response Effort.  Notwithstanding any other provision of this Agreement to the contrary, no liquidated damages shall accrue pursuant to Section 2(c) during the period of any Rule 415 Response Effort or (ii) on or as to any Cut Back Shares until such time as the Company is able, using commercially reasonable efforts, to cause such additional Registration Statement or Registration Statements to become effective  with respect to the Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”).   If the Company fails to cause any such Registration Statement to be declared effective within 90 days following the applicable Restriction Termination Date, liquidated damages shall accrue on the same basis provided above.

(iii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and notify the Purchaser of the filing and effectiveness of such Registration Statement and any amendments or supplements.

(iv) Furnish to each Purchaser that has Registrable Securities included in a Registration Statement such numbers of copies of a current prospectus conforming with the requirements of the Securities Act, copies of such Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Purchaser may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Purchaser.

(v) Register and qualify the securities covered by such Registration Statement under the securities or “Blue Sky” laws of all domestic jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(vi) Notify promptly each Purchaser that has Registrable Securities  included in a Registration Statement of the happening of any event (but not the substance or details of any such event) of which the Company has knowledge as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (each an “Event”), and use its best efforts to promptly update and/or correct such prospectus. Each Purchaser will hold in confidence and will not make any disclosure of any such Event and any related information disclosed by the Company.

(vii) Notify the Purchaser of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of any Registration Statement or the threat or initiation of any proceedings for that purpose.  The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(viii) List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with any exchange or market where the Common Shares are traded.

(ix) Take all steps reasonably necessary to enable Purchaser to avail itself of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

(x) Take all steps reasonably necessary to keep public information available as those terms are understood and defined in Rule 144 under the Securities Act.

(b) Notwithstanding the obligations under Section 2(a)(vii) or any provision of this Agreement, if (i) in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholderss for resales of Registrable Securities to be made pursuant to a Registration Statement due to the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a material adverse effect upon the Company and its stockholderss, or (ii) in the good faith judgment of the Company, it would adversely affect or require premature disclosure of the filing of a Company-initiated registration of any class of its equity securities, then the Company will have the right to suspend the use of the Registration Statement for one period of not more than 10 calendar days in any 12 month period, but only if the Company reasonably concludes, after consultation with outside legal counsel, that the failure to suspend the use of the Registration Statement as such would create a material liability or violation under applicable securities laws or regulations.

(c) Effect of Late Filing. In the event that (i) any Registration Statement has not been filed by the Required Filing Date, the Company fails to cause to be declared effective a Registration Statement within ten (10) days following receipt of a “no review” letter from the SEC, or the Company fails to respond to any SEC comment letter within thirty (30) days of receipt other than by reason of the operation of Section 2(b); or (ii) the Company fails to maintain the effectiveness of the Registration Statement during the registration period and the Purchaser cannot otherwise effectuate a resale of the Registrable Securities under Rule 144, then the Company will make a payment to the Purchaser as liquidated damages for such delay (each a “Late Registration Payment”). Each Late Registration Payment will be paid in cash and shall be equal to 1% of the dollar amount invested by the Purchaser in the Initial Purchase for every (30) day period, or portion thereof that the Registration Statement is not filed or the Company fails to respond to SEC comments.  The Late Registration Payments will be prorated on a daily basis during the 30-day period and will be paid to the Purchaser within ten business days following the end of each 30-day period as to which payment is due hereunder.  The Purchaser may make a claim for additional damages as a remedy for the Company’s failure to comply with the timelines set forth in this Section, but acknowledgement of such right in this Agreement shall not constitute an admission by the Company that any such damages exist or may exist.  Nothing contained in the preceding sentence shall be read to limit the ability of the Purchaser to seek specific performance of this Agreement.

(d) During the registration period, the Company will make available, upon reasonable advance notice during normal business hours, for inspection by any Purchaser whose Registrable Securities are being sold pursuant to a Registration Statement, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as reasonably necessary to enable each such Purchaser to exercise its due diligence responsibility in connection with or related to the contemplated offering. The Company will cause its officers, directors and employees to supply all information that any Purchaser may reasonably request for purposes of performing such due diligence.

(e) Purchaser will hold in confidence, use only in connection with the contemplated offering and not make any disclosure of all Records and other information that the Company determines in good faith to be confidential, and of which determination the Purchaser is so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction,(iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Purchaser), (iv) the Records or other information were developed independently by the Purchaser without breach of this Agreement, (v) the information was known to the Purchaser before receipt of such information from the Company, or (vi) the information was disclosed to the Purchaser by a third party not under an obligation of confidentiality. However, a Purchaser may make disclosure of such Records and other information to any attorney, adviser, or other third party retained by it that needs to know the information as determined in good faith by the Purchaser (the “Purchaser Representative”), if the Purchaser advises the Purchaser Representative of the confidentiality provisions of this Section 2(e), but the Purchaser will be liable for any act or omission of any of its Purchaser Representatives relative to such information as if the act or omission was that of the Purchaser. The Company is not required to disclose any confidential information in the Records to any Purchaser unless and until such Purchaser has entered into a confidentiality agreement (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially to the effect of this Section 2(e). Unless legally prohibited from so doing, the Purchaser will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein will be deemed to limit the Purchaser’s ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

(f) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved Registrable Securities consisting of Shares described in clause (i) of the definition of Registrable Securities within ten (10) business days of any stockholderss’ meeting authorizing same and shall use its best efforts to cause such Registration Statement to become effective within ninety (90) days of the second Closing Date.  If the Purchaser become entitled, pursuant to an event described in clause (ii) and (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities.  The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective within 30 days of that date that the need to file the Registration Statement arose.  All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities.

3. Expenses of Registration.  All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement, and all Selling Expenses shall be borne by the Purchaser.

4. No Senior Registration Rights.  Without the prior written consent of all Purchasers who hold Registrable Securities under the Purchase Agreement, the Company will not grant any registration rights which are senior to the registration rights granted hereby.

5. Registration Period.  In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective and current until the earlier of (a) the date on which the Purchaser has completed the sales or distribution described in the Registration Statement relating thereto or, if earlier until such Registrable Securities may be sold by the Purchaser under Rule 144 (provided that the Company’s transfer agent has accepted an instruction from the Company to such effect) and (b) the second (2nd) anniversary of the Closing Date.

6. Indemnification.

(a) Company Indemnity.  The Company will indemnify the Purchaser, its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Time of Sale Information, final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Purchaser, its officers, directors, agents and partners, and each person controlling each of the foregoing, for any reasonable legal fees of a single counsel and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Purchaser to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission based upon written information furnished to the Company by such Purchaser or underwriter (if any) therefor and stated to be specifically for use therein, (ii) any failure by any Purchaser to comply with prospectus delivery requirements of the Securities Act (other than a failure resulting from an act or omission on the part of the Company) or any other law or legal requirement applicable to them or any covenant or agreement contained in the Purchase Agreement or this Agreement or (iii) an offer or sale of Registrable Securities or Demand Registrable Securities occurring during a period in which sales under a Registration Statement are suspended as permitted by this Agreement; provided that notice has been properly provided to the Purchaser.  The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b) Purchaser Indemnity.  The Purchaser will, if Registrable Securities or Demand Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and partners, and any other stockholders selling securities pursuant to the Registration Statement and any of its directors, officers, agents, partners, and any person who controls such stockholders within the meaning of the Securities Act or Exchange Act and each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Purchaser (if any), and each of their officers, directors and partners, and each person controlling such other Purchaser(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such, Time of Sale Information, final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made or (ii) failure by such Purchaser to comply with prospectus delivery requirements of the Securities Act (other than a failure resulting from an act or omission on the part of the Company or any other law or legal requirement applicable to them  or any covenant or agreement contained in the Purchase Agreement or this Agreement, and will reimburse the Company and such other Purchaser(s) and their directors, officers and partners, underwriters or control persons for any reasonable legal fees or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Time of Sale Information, final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof  in reliance upon and in conformity with written information furnished to the Company by such Purchaser and stated to be specifically for use therein, and provided that the maximum amount for which such Purchaser shall be liable under this indemnity shall not exceed the net proceeds received by such Purchaser from the sale of the Registrable Securities or Demand Registrable Securities, as the case may be, pursuant to the registration statement in question.  The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Purchaser (which consent shall not be unreasonably withheld).

(c) Procedure.  Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

7. Contribution.  If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Purchaser(s) on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Purchaser(s) in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of any Purchaser(s) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser(s).

In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section, no Purchaser shall be required to contribute any amount in excess of the amount by which in the case of any Purchaser, the net proceeds received by such Purchaser from the sale of Registrable Securities pursuant to the registration statement in question.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Survival.  The indemnity and contribution agreements contained in Sections 6 and 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement and (ii) the consummation of the sale or successive resales of the Registrable Securities.

9. Information by Purchaser.  As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of the Purchaser, such Purchaser will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least five business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify the Purchaser of the information the Company requires from that Purchaser whether or not such Purchaser has elected to have any of its Registrable Securities included in the Registration Statement. If the Company has not received the requested information from a Purchaser by the business day prior to the anticipated filing date, then the Company may file the Registration Statement without including Registrable Securities of that Purchaser.

10. Further Assurances. The Purchaser will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s irrevocable election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement.

11. Suspension of Sales. Upon receipt of any notice from the Company under Section 2(a)(v) or 2(b), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Sections 2(a)(v) or (ii) the Company advises the Purchaser that a suspension of sales under Section 2(b) has terminated. If so directed by the Company, the Purchaser will deliver to the Company (at the expense of the Company) or destroy all copies in the Purchaser’ s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

12. Replacement Certificates.  The certificate(s) representing the Registrable Securities held by the Purchaser may be exchanged by the Purchaser at any time and from time to time for certificates with different denominations representing an equal aggregate number of Registrable Securities of the same tenor, as reasonably requested by such Purchaser upon surrendering the same.  No service charge will be made for such registration or transfer or exchange.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of certificates evidencing any Registrable Securities, and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or upon surrender and cancellation of such certificate if mutilated, the Company will make and deliver a new certificate of like tenor and dated as of such cancellation at no charge to the Purchaser.

13. Transfer or Assignment.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The rights granted to the Purchaser by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of the Shares, Warrant or Registrable Securities, and all other rights granted to the Purchaser by the Company hereunder may be transferred or assigned to any transferee or assignee of the Shares, Warrant or Registrable Securities; provided in each case that (i) the Company is given written notice by the Purchaser at the time of or within a reasonable time after such transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement, (ii) such transfer or assignment is not made under the Registration Statement or Rule 144, (iii) such transfer is made according to the applicable requirements of the Purchase Agreement, and (iv) the transferee has provided to the Company an investor questionnaire (or equivalent document) evidencing that the transferee is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Rule 501(a)(1),(2),(3), or (7) of Regulation D.

14. Miscellaneous.

(a) Remedies.  The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) Jurisdiction.  The Company and the Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court, the California state courts and other courts of the United States sitting in Los Angeles County, California for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waive, and agree not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

(c) Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice.  The addresses for such communications shall be:

to the Company:

Clean Power Technologies, Inc.
436-35th Avenue, N.W.
Calgary, Alberta
Canada T2K OC1
Facsimile: (403) 277-3117
Attention: Abdul Mitha

with a copy to:

Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, New York 10022
Telephone:  (212) 752-9700
Facsimile:   (212) 813-9768
Attention: Peter J. Gennuso, Esq.

If to the Purchaser:

                The Quercus Trust
1835 Newport Blvd.
A109-PMB 467
Costa Mesa, CA  92627
Telephone:
Facsimile:
Attention: David Gelbaum

with a copy to:

  The Law Offices of Joseph P. Bartlett, P.C.
                     1900 Avenue of the Stars, 19th Floor
                     Los Angeles, CA 90067
                                                                                   Telephone:  (310) 201-7553
                                                                                   Facsimile:  (310) 388-1055

Any party hereto may from time to time change its address for notices by giving at least five days’ written notice of such changed address to the other parties hereto.

(d) Waivers.  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.  The representations and warranties and the agreements and covenants of the Company and the Purchaser contained herein shall survive the Closing.

(e) Execution in Counterpart.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(f) Signatures.  Facsimile signatures shall be valid and binding on each party submitting the same.

(g) Entire Agreement; Amendment.  This Agreement, together with the Purchase Agreement, the Shares, the Warrants, and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be amended, modified or terminated except by a written agreement signed by the Company and the Purchaser.

(h) Governing Law.  This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and to be performed entirely within such state, except to the extent that the law of the State of Nevada regulates the Company’s issuance of securities.

(i) Jury Trial.  EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(j) Titles.  The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(k) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l) Attorneys’ Fees.  In the event any dispute arises out of this Agreement, the prevailing party shall be entitled to receive from the other party all costs, including attorneys’ fees, incurred in connection with such dispute.

(m) Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

CLEAN POWER TECHNOLOGIES, INC.

By:  /s/ Abdul Mitha
     Name:  Abdul Mitha
     Title:    Chief Executive Officer

PURCHASER:

THE QUERCUS TRUST

By: /s/ David Gelbaum
     Name:  David Gelbaum
     Title:    Trustee